                                                                   Exhibit 10.26












                               EXECUTIVE TERM LIFE
                                    INSURANCE








                            SUMMARY PLAN DESCRIPTION

























Harrah's & You:
A Winning Team

Sponsoring Company Information
------------------------------

The  sponsoring  Company is Harrah's  Operating  Co.,  Inc. (the  Company).  The
Company and persons or entities authorized by the Company, including Metropolitan Life Insurance Company, have discretionary authority to make final interpretations of the plan, to decide questions and disputes, and to correct errors concerning eligibility, coverage, and other issues arising under the plan including questions arising under the Summary Plan Description. The Company reserves the right to amend or terminate the plan at any time.


Purpose of this Booklet
-----------------------

This booklet summarizes the benefits of the Executive Term Life Insurance Plan (the plan) provided to certain employees of eligible operating units of the Company. The plan, as described in this booklet, is based on plan documents. If there is a disagreement between this booklet and those documents, the Company may determine that the plan documents will govern. The entire booklet should be read because one section may affect another section.

Note: The premium for the life benefits provided for you as defined herein may be considered taxable income to you.


Table of Contents
-----------------

1  Introduction

1  Eligibility

1  Effective Date

2  Coverage Amount

2  Life Benefits

2  Accidental Death or Dismemberment Benefits

2 Covered Losses and Benefit Amounts for Accidental Death or Dismemberment

2  Exclusions for Accidental Death or Dismemberment

3  Your Beneficiary

3  Filing a Claim

3  When Benefits End

4  Conversion of Employee Life Insurance

4  Plan Administration

5  Statement of Rights

All of us appreciate the need for life insurance. The Executive Term Life Insurance plan is designed to provide financial protection for you and your family. This coverage is provided by Metropolitan Life Insurance Company (Metropolitan). The cost of this benefit is paid entirely by the Company.


Eligibility
-----------

If you are eligible, you automatically participate. No enrollment is necessary. You are eligible to participate in the plan if you meet all of the following requirements:

1. You are employed at least 30 hours per week on a regularly scheduled basis at an eligible operating unit of the Company; and

2.       You are in salary grades 25 or above.

Eligible operating units are affiliates and business units of the Company and its subsidiaries as may be designated by the Company for participation in the plans. As of January 1997, these include Harrah's Operating Company, Inc. (Memphis Corporate, Harrah's Reno, Tahoe & Bill's), Marina Associates (Harrah's Atlantic City): Harrah's Laughlin, Inc.,; Harrah's Las Vegas, Inc.; Harrah's Illinois Corporation (Joliet); Harrah's North Kansas City Corporation; Harrah's Shreveport Management, Inc.; Harrah's Tunica Corporation; Harrah's Vicksburg Corporation; Harrah's Arizona Corporation (Ak-Chin); Harrah's New Orleans Management Company, Inc.; and Harrah's Maryland Heights Corporation, and may include other business units as designated by the Company. The Company may remove an entity from being an eligible operating unit and may add entities as eligible operating units. Employees may call the Plan Administrator at 901-537-3350 to determine if a particular operating unit is an eligible operating unit.

The Company may modify the above eligibility requirements.

Effective Date
--------------

Your benefits are effective on the day you meet the above qualifications provided you are then actively at work with the Company. If you are not actively at work, your benefits will become effective on the date of your return to active work at an eligible operating unit of the Company. You are not covered during salary continuation. You may be covered during temporary breaks in service for temporary layoffs or medical leaves of absence. Please call the Plan Administrator at 901-537-3350 for specific coverage information.


Coverage Amount
---------------

Life Benefits                                        $100,000

Accidental Death                                     $100,000
or Dismemberment Benefits

Life Benefits
-------------

If you die while you are covered for Life Benefits under this plan, Metropolitan will pay to your beneficiary the sum of $100,000 for Life Benefits. Payment of any amount of Life Benefits may be made in installments if your beneficiary chooses. Your beneficiary will be given a choice of how to receive payment.
Details on the payment options may be obtained from the Employee Benefits department, 1023 Cherry Road, Memphis, TN 38117, 901-537-3350.


Accidental Death or
Dismemberment Benefits
----------------------

Metropolitan will also pay Accidental Death Benefits to your beneficiary for a covered loss if you lose your life in an accident that occurs while you are covered for Accidental Death or Dismemberment Benefits, and if:

o        the accident is the sole cause of the loss; and

o the covered loss occurs not more than 90 days after the date of the accident.

Metropolitan will pay Accidental Dismemberment Benefits to you for a covered loss if you are injured in an accident that occurs while you are covered for Accidental Death or Dismemberment Benefits, and if:

o        the accident is the sole cause of the loss; and

o the covered loss occurs not more than 90 days after the date of the accident.


Covered Losses and Benefit Amounts for Accidental
Death or Dismemberment
-------------------------------------------------

Covered Losses                               Benefit Amounts
Life                                         Full amount
A hand                                       One-half of the full amount
A foot                                       One-half of the full amount
Sight of an eye                              One-half of the full amount
Loss of more than                            Full amount
  one of the above
  in any one accident


Payments for any amount of Accidental Death or Dismemberment Benefits for loss of life may be made in installments at the option of you or your beneficiary. Details on the payment options may be obtained from the Employee Benefits department, 1023 Cherry Road, Memphis, TN 38117, 901-537-3350.


Exclusions for Accidental Death or Dismemberment
------------------------------------------------

Accidental Death or Dismemberment Insurance will not be paid if it in any way results from or is caused or contributed to by:

o physical or mental illness, diagnosis of or treatment for the illness; or

o an infection, unless it is caused by an external wound that can be seen and which was sustained in an accident; or

o        suicide or attempted suicide; or

o        injuring oneself on purpose; or

o the voluntary use of any drug or medicine, unless taken on the advice of a doctor; or

o        a war, or warlike action in time of peace; or

o injury as a result of your committing or trying to commit a felony or other serious crime or an assault; or

o travel in any aircraft aboard which you have any duties (other than the duties required for the business of the employer) relating in any way to the aircraft or its operation.


Your Beneficiary
----------------

Your beneficiary is the person(s) you choose to receive any benefit payable because of your death and will be the same as listed on your enrollment form you filled out when you enrolled in the employee life insurance plans sponsored by the Company.

If you are not enrolled in any of the other benefit plans sponsored by the Company or wish to designate another beneficiary different from the one listed on the enrollment form, you must assign a designated beneficiary by writing to the Employee Benefits department. You may change your beneficiary by completing a new enrollment form or by submitting a letter to the Employee Benefits department.

Absolute assignments of life insurance policies to a Trustee can be made. This type of assignment may result in favorable tax treatment of death benefits. For more information about making an assignment of a life insurance policy, contact the Employee Benefits department at 901-537-3350.

If no beneficiary is designated, the life insurance amount will be paid to the following persons in the order listed:

a)       100% to your spouse if he/she survives you; or
b) 100% to your child (or children in equal shares) if you do not have a surviving spouse or surviving children; or
c) 100% to your parent (or parents, in equal shares) if you do not have a surviving spouse, surviving children or surviving parent; or
d) 100% to your brothers and sisters in equal shares if you do not have a surviving spouse, surviving children or surviving parent.

If none of the foregoing persons survive you, the life insurance amount will be paid to your estate.

Any payment will discharge the liability for the amount so paid.

Filing a Claim and Appealing Rights
-----------------------------------

To file an insurance claim, you or your beneficiary should contact the Employee Benefits department for the proper procedure, as soon as possible after loss has occurred. Metropolitan will determine what benefits are payable.

If your claim is denied, the claims administrator will give you or your beneficiary a written notice telling you:

o   The reason or reason for the denial.

o   The plan provisions on which the denial is based.

o An explanation of what other material or information is needed and why it is needed.

o   An explanation of claims review procedures.

If you or your beneficiary disagree with the decision, your reasons must be presented in writing to the Plan Administrator within 60 days of the date you receive notice of denial. You will then have the right to have representation and to review pertinent documents and submit issues and comments in writing.

You will receive a written response to your request for review within 60 days from the date it was received. This written notice will include the specific reasons for denial.

When Benefits End
-----------------

This coverage terminates:

o on the day your active employment with the Company ends or the day you cease to meet any of the eligibility requirements; or

o        on the day the plan terminates; or

o on the day the Company ceases to make payments required for the coverage.

Conversion of Employee Life Insurance
-------------------------------------

If your employment with the Company terminates, you may obtain an individual policy for an amount up to your life insurance benefit. You may change your coverage to one of a number of individual whole life policies following termination of employment. You do not have to furnish evidence of good health but must apply within 31 days after your termination of employment. The individual policy will be effective at the end of the 31 day period following your termination, and the premiums will be the same as you would ordinarily pay if you applied for an individual policy of that amount. The amount available for the individual whole life insurance policy will be your life insurance amount on the date of termination. Contact the Employee Benefits department at 901-537-3350 for information on how to convert to an individual whole life policy.

Should you die during the 31 days following termination of employment, your life insurance will be paid whether or not you have applied for an individual policy.


Plan Administration
-------------------

Plan Name
Harrah's Operating Co., Inc. Executive Term Life Insurance Plan

Plan Administrator The administrator of the plan is:
     Harrah's Operating Co., Inc.
     Employee Benefits Department
     1023 Cherry Road
     Memphis, TN  38117
     (901) 537-3350


Metropolitan Life Insurance Company processes all claims at Group Life Claims, P.O. Box 6115, Utica, NY 13504.

If you have any questions about enrollment, payment of claims, benefits, continuation of coverage or the administration of the plan, please write to the Director, Employee Benefits department, 1023 Cherry Road, Memphis, TN 38117.

Plan Records
The plan and all of its records are maintained on a calendar year basis - January 1 through December 31- of each year.

Legal Matters
Service of legal process is the Plan Administrator, Harrah's Operating Co., Inc., 1023 Cherry Road, Memphis, TN 38117.

Identification Numbers
The Employer Identification Number assigned by the IRS to the Company is 75-19411623. The plan number is 502.

Plan Funding
The plan is an insured plan under Metropolitan Life Insurance Company.

Miscellaneous
The Company reserves the right, at any time, to amend or terminate the plan. Termination or amendment of the plan will not affect coverage as to claims that were incurred prior to the termination or amendment. The Company and persons or entities authorized by the Company including Metropolitan have full and final authority to determine all questions and disputes regarding eligibility for benefits including deciding factual issues and to construe the terms of the plan.


Statement of Rights
-------------------

The Department of Labor requires that the following statement be in all Summary Plan Descriptions of all employees in the Unites States.

"As a participant in the plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

o Examine, without charge, at the plan administrator's office and other locations (such as your worksite), all plan documents, including insurance contracts, and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

o Obtain copies of all plan documents and other plan information by writing to the plan administrator. There may be a reasonable charge for the copies.

o        Receive a summary of the plan's annual financial report.
         The plan administrator is required by law to furnish each participant with a copy of this summary annual report."

"In addition to creating rights for plan participants, ERISA imposes duties upon people responsible for the operation of the plan. These persons, who are called 'fiduciaries,' have the duty to operate the plan prudently and in the interest of you and other plan participants and beneficiaries."

"No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from receiving a welfare benefit or exercising your rights under ERISA. If your claim for a welfare benefit is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights.

o For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the plan administrator.

o If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if the court finds your claim is frivolous.

"If you have any questions about this plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area Office of the U.S. Labor-Management Services Administration, Department of Labor."